EXHIBIT 10.1

                                COMMERCIAL LEASE


This LEASE is made on the 21st day of March 2007.

The Landlord hereby agrees to lease to the Tenant, and the Tenant hereby agrees to hire and take from the Landlord, the Leased Premises described below pursuant to the terms and conditions specified herein:

LANDLORD: Ludlow Properties LLC     TENANT(S):World Water & Power Corporation
Address:  414 Essex Street          Address:        55 Route 31 South
Hackensack, N.J. 07601              Pennington, New Jersey 08534

l. Leased Premises. The Leased Premises are those premises described as: 30,000 sq ft of a 272,400 sq, ft building, 200 Ludlow Drive, Ewing NJ. 08638 LOT 7 BLOCK 105. The existing tenant of the Leased Premises currently maintains 90 work stations, telephone system and a security system. In the event any of such items remain in the Leased Premises "upon the commencement of this Lease, such items will become property of the Landlord and will be available for use by Tenant dining the original and any renewal-term of this Lease,

2. Term. The term of the Lease shall be for a period of eight (8) year(s) commencing on July 1, 2007 ending on June 30, 2015, unless sooner terminated as hereinafter provided. If Tenant remains in possession of the Leases Premises with the written consent of the Landlord after the lease expiration date stated above, this Lease will be converted to a month-to-month Lease and each party shall have the right to terminate the Lease by giving at least-one month's prior written notice to the other party.

Option to renew: Two (2) Five year options; with a renewal increase of .75 per
----------------
sq. ft. per year starting on first renewal year.

Option notification date: December 31, 2014
------------------------

3.     RENT.
     (i) The Tenant agrees to pay the ANNUAL RENT of $210,000.00 PLUS estimated ADDITIONAL RENT of $ 57,900.00 payable in equal installments in advance on the first day of each and every calendar month during the full term of this Lease.

     (ii) If any monthly Rent installment has not been paid by the 5(th) of the month, or any item of Additional Rent is not paid when due, there will be a late fee of 10 % of the amount due. Said late fee will be considered Additional Rent and will be due with the required rent payment. Tenant acknowledges and agrees that the provisions of this Section 3 regarding late fees will not operate as a waiver of any of Landlord's other remedies in this Lease for Tenants failure to make timely payment of rent.

     (iii) Tenant shall pay the Rent together with any Additional Rent and charges hereafter set forth in this Lease, without demand, offset or deduction. Tenant shall be entitled to an early payment discount of one percent (1 %) of any such amount due hereunder for any month in which Tenant wires payment into Landlord's account such that the funds are available to Landlord on the first day of the month in which the funds are due.

4. Taxes. Tenant will pay to Landlord as additional rent hereunder, when and as designated by notice in writing by Landlord all real estate taxes and assessments on the Leased Premises, based on the proportionate share of the Leased Premises to the entire property, that occur in each year of the term of this Lease or any extension or renewal thereof and proportionately for any part of a fiscal year,

5. Security Deposit. The sum of Forty-Four thousand six hundred and fifty 00/100 Dollars ($44,650.00) is deposited by the Tenant with the Landlord as security for the faithful performance of all the covenants and conditions of the lease by the said Tenant. If the Tenant faithfully performs all the covenants and conditions on his pan to be performed, then the sum deposited shall be returned to the Tenant. Tenant shall not be entitled to receive any interest on the Security Deposit and Landlord may commingle the same with other monies of Landlord.

6. Delivery of Possession. If for any reason the Landlord cannot deliver possession of the Leased Premises to the Tenant when the lease term commences, despite Landlord's good faith effort, this Lease shall not be void or voidable, nor shall the Landlord be liable to the Tenant for any loss or damage resulting there from. However, there shall be an abatement of rent for the period between the commencement of the lease term and the time when the Landlord delivers possession. Notwithstanding the foregoing, in the event Landlord fails to deliver possession by September 1, 2007, Tenant may terminate this Lease in which event the Security Deposit and any other funds deposited by Tenant will be returned to Tenant.

7. Use of Leased Premises. The Leased Premises may be used only for the following purpose(s): Storage and maintenance of solar panels and equipment; assembly of solar systems; research and development and office useThe Leased Premises may not be used for any unlawful purpose.

8. Utilities. The Tenant shall be responsible for all utilities and services that are furnished to the Leased Premises. The application for and connecting of utilities, as well as ail services, shall be made by and only m the name of the Tenant.

9. Condition of Leased Premises; Maintenance and Repair. Landlord shall maintain in good order and repair, the roof, structural and exterior walls (including the painting thereof) and foundations of the building(s), The Tenant acknowledges that the Leased Premises are in good order and repair. The Tenant agrees to take good care of and maintain the Leased Premises in good condition throughout the term of the Lease, The Tenant, at its expense, shall make all other necessary repairs and replacements to the Leased Premises, including but not limited to the repair and replacement of pipes, electrical wiring, heating and plumbing systems, fixtures and all other systems and appliances and their appurtenances. The quality and class of all repairs and replacements shall be equal to or greater than the original worth and quality. If Tenant defaults in making such repairs or replacements within five (5) days after notice from Landlord, Landlord may make them for Tenant's account and such expenses will be considered additional rent due to Landlord.

10. Compliance with Laws and Regulation. Tenant, at its expense, shall promptly comply with all federal, state, and municipal laws, orders, and regulations, and with all lawful directives of public officers, which impose any duty upon it or Landlord with respect to the Leased Premises, other than those items for which Landlord is directly responsible under the terms of Section 9 of this Lease. The Tenant at its expense, shall obtain all required licenses or permits for the conduct of its business within the terms of this lease, or for the making of repairs, alterations, improvements, or additions. Landlord, when necessary will join with the Tenant in applying for all such permits or licenses.

11. Alterations and Improvements. Tenant shall not make any alterations, additions, or improvements to, or install any fixtures on, the Leased Premises without Landlord's prior written _ consent. If such consent is given, all alterations, additions, and improvements made, and fixtures installed by Tenant shall become Landlord's property at the end of the Lease term, except for the initial improvements approved by landlord (Note-take out if we are not delivering plans prior to execution). Landlord may, however, require Tenant to remove any alterations, additions, improvements and fixtures, at Tenant's expense, at the end of the Lease term and Tenant will repair any damage cause by any such removal. Leased premises are to be restored to original condition (when the tenant received space) if requested by landlord.

12. Assignment/Subletting Restrictions. Tenant may not assign, sublease, mortgage, hypothecate or otherwise encumber the Leased Premises or this Lease without the prior written consent of the Landlord, Any such assignment, sublease, mortgage, hypothecation, encumbrance or other purported license to use the Leased Premised by Tenant without die Landlord's consent shall be null and void and shall (at Landlord's option) terminate this Lease, In the event Landlord does consent in writing to an assignment, sublease, or other encumbrance of the Leased Premises, such consent shall only apply to the initial term of this Lease and not to any renewal term.

In the event that an assignment or sublease of the demised premises is executed and agreed by the Landlord as provided herein, then, and in the event, the Tenant shall be responsible to pay over to the Landlord monthly, in addition to the monies due under the terms of this Lease, one-half (1/2) of the amount by which the rental payable to the Tenant from any assignee or sublease exceeds the rental payable by the Tenant under the terms and conditions of this Lease at the time of the assignment or sublease. In the event of assignment or sublease, Tenant cannot exercise any options.

13. Insurance.
     (i) By Landlord. Landlord shall at all times during the term of this Lease insure and keep in effect on the building in which the Leased Premises are located fire insurance with extended coverage. The Tenant shall not permit any use of the Leased Premises which will make void able any insurance on the property of which the Leased Premises are a part or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the applicable fire insurance rating association. Tenant shall on demand reimburse the Landlord, and all other tenants, the full amount of any increase in insurance premiums caused by the Tenant' s use of the Leased Premises. The premiums for all insurance carried by Landlord on the Leased Premises shall be additional rent payable by Tenant to Landlord.

      (ii) By Tenant. Tenant shall, at its expense, during the term hereof, maintain and deliver to Landlord public liability and property damage and plate glass insurance policies with respect to the Leased Premises. Such policies shall name the Landlord and Tenants as insured, and have limits of at least $1,000,000.00 for injury or death to anyone person and $3,000,000.00 for any one accident, and $1,000,000.00 with respect to damage to property and with full coverage for plate glass. Such policies shall be in whatever form and with such insurance companies as are reasonably satisfactory to Landlord, shall name the Landlord as additional insured, and shall provide for at least ten days' prior notice to Landlord of cancellation.

     (iii) Tenant hereby agrees to indemnify and hold harmless Landlord and its agents, servants or employees, from any and all claims, losses- suits, damages, judgments, expenses, costs and other charges of every kind and nature, both legal and otherwise, whether direct or indirect, by reason of personal injuries, death or property damage sustained by persons or other caused by, arising out of the premises, if such injuries, death or damage are due to negligence on the part of the tenant, and/or its agents, servants or employees.

     (iv) Notwithstanding anything to the contrary in this Lease, and wherever possible, all insurance policies required hereunder shall contain waiver of subrogation clauses in favor of Landlord, its officers, directors ,partners, employees or agents, without regard to whether same costs an additional premium,

     14. Indemnification of Landlord. Tenant shall defend, indemnify, and hold Landlord harmless from and against any claim, loss, expense (including reasonable attorneys fees) or damage to any person or property in, upon or about the Leased Premises, or arising out of any act or omission of Tenant or its servants, employees, agents, or invitees (collectively '"Claims"), including but not limited to Claims relating in any way to hazardous substances or hazardous wastes, treated stored, used, discharged, disposed of, or transported to or from the Leased Premises, by Tenant, its employees, agents, customers, or invitees.

     15. Condemnation. If all or any part of the building on the Leased Premises, more that 10% of the parking, or the access is taken by eminent domain, this lease shall expire on the date of such taking, and the rent shall be apportioned as of that date, otherwise, the lease shall continue in full force and effect with no rent reduction hereunder. Notwithstanding anything herein, no part of any award shall belong to Tenant.

16. Destruction of Premises. If the building in which the Leased Premises is located is damaged by fire or other casualty, without Tenant's fault, and the damage is so extensive as to effectively constitute a total destruction of the building on the Leased Premises, this Lease shall terminate and the rent shall be apportioned to the time of the damage. In all other cases of damage, without Tenant's fault, Landlord shall repair the damage with reasonable dispatch, and if the damage has rendered the Leased Premises wholly or partially untenantable, the rent shall be apportioned until the damage is repaired. In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by strikes, adjustment of insurance; and other causes beyond the Landlord's control.

17. Landlord's Rights upon Default. In the event of any breach of this lease by the Tenant, which shall not have been cured within TEN (10) DAYS, then the Landlord, besides other rights or remedies it may have, shall have the immediate right of reentry and may remove all persons and property from the Leased Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, the Tenant, If the Landlord elects to reenter as herein provided, or should it take possession pursuant to any notice provided for by law, it may either terminate this Lease or may, from time to time, without terminating this lease, relet the Leased Premises or any part thereof, for such term or terms and at such rental or rentals and upon such other terms and conditions as the Landlord in Landlord's own discretion may deem advisable. Should rentals received from such reletting during any month be less than that agreed to be paid during the month by the Tenant hereunder. The Tenant shall pay such deficiency to the Landlord monthly. The Tenant shall also pay to the Landlord, as soon as ascertained, the cost and expenses incurred by the Landlord, including reasonable attorney's fees, relating to such reletting.

18. Quiet Enjoyment. The Landlord agrees that if the Tenant shall pay the rent as aforesaid and perform the covenants and agreements herein contained on its part to be performed, the Tenant shall peaceably hold and enjoy the Leased Premises without hindrance or interruption by the Landlord or by any other person or persons acting under or through the Landlord.

19. Landlord's Right to Enter. Landlord may, at reasonable times, enter the Leased Premises to inspect it, to make repairs or alterations, and to show it to potential buyers, lenders or tenants.

20. Surrender upon Termination. At the end of the lease term the Tenant shall surrender the Leased Premises in as good condition as it was in at the beginning of the term, reasonable use and wear exempted.

21. Subordination. Subject to the execution by any and all mortgages of the Leased Premises of a non- disturbance agreement acceptable to Tenant in its reasonable discretion, this instrument shall not be a lien against the Leased Premises superior to any mortgage or mortgages from bona fide lender(s), that are now or hereafter may be placed against the Leased Premises. The recording of any such mortgage or mortgages from bona fide lender(s) shall have preference and precedence over, and be superior and prior to, in lieu of this lease, irrespective of the date of recording. Tenant agrees to execute any instrument(s) which landlord or any bona fide lender deems necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages.

22. Attornment. Subject to the execution by any and all mortgages of the Leased Premises of a non- disturbance agreement acceptable to Tenant in its reasonable discretion, in the event of foreclosure or the exercise of the power of sale under any mortgage made by Landlord and covering the Leased Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

23. Modifications. If, in connection with Landlord obtaining any financing to be collateralized by a lien on the Leased Premises, a lender requests reasonable modifications to this lease as a condition of such financing, tenant will not unreasonably withhold or delay its consent, provided such modifications do not, in tenant's reasonable judgment, increase the obligations of tenant hereunder or materially adversely affect the leasehold interest hereby created for tenant's use and enjoyment of the Leased Premises.

24. Environmental. Landlord and Tenant will abide by all environmental laws, rules and regulations of the State of New Jersey, and any applicable municipal ordinances, and the federal laws of the United States of America (collectively "Environmental Laws"). Tenant will not treat, store, dispose of, discharge, use or Iran sport to or from the Leased Premises any hazardous substances or hazardous wastes of any kind except standard office supplies and cleaning and maintenance supplies in de minimis amounts that are required for use in the ordinary course of business, provided that such supplies are incidental to the use of the Leased Premises and in all events are used, treated stored and disposed of in accordance with applicable law, including Environmental Laws. Throughout the term of this Lease, Landlord shall have the right, upon reasonable notice to Tenant, to inspect the Demised Premises, and perform such investigations as Landlord may deem appropriate, including the taking of samples of soil or groundwater, provided that such investigations shall not unreasonably interfere with Tenant's operations.

For the purpose of this Lease, "hazardous substances" shall be as defined by the New Jersey Department of Environmental Protection, currently at N.J.A.C. 7:1E-1.7 as may be amended from time to time, "Hazardous wastes" shall be defined in the Federal Resource Conservation, and Recovery Act, 42 U.S.C. 6901 et seq., or its implementing regulations, all as may be amended from time to time.

Provided Landlord has obtained prior to Tenant's occupancy of the Leased Premises an environmental audit of the Leased Premises and the real property of which the Leased Premises is a part, at least one hundred twenty (120) days prior to Tenant's termination of its lease, and any extensions thereof, Tenant to the extent required by law, agrees to seek a determination from the New Jersey Department of Environmental Protection in the form of a Letter of Non-applicability, that the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq, ("ISRA"), is inapplicable to the Tenant's operations.

25. Nuisance. Tenant agrees that it will not commit any nuisance or permit the emission of any substances, sounds, noises or odors which would be violative of any applicable federal, state or local statutes, rules, ordinances, regulations and requirements, or which would otherwise create a nuisance or disturb other tenants or adjacent property owners or their tenants. Tenant further agrees that it will handle and dispose of all rubbish, garbage and waste in connection with Tenant's operations and will abide by all reasonable regulations established by the Landlord from time to lime to keep the Premises in an orderly condition, in order to avoid emission of dirt, fumes, odors or debris, which may constitute a nuisance or induce pests or vermin.

26. ABSOLUTELY NET LEASE. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, TENANT ACKNOWLEDGES AND AGREES THAT THIS LEASE IS
STRUCTURED ON AN ABSOLUTELY NET BASIS TO LANDLORD.  LANDLORD SHALL
HAVE NO OBLIGATION TO PAY ANY EXPENSES OR COSTS WITH RESPECT TO THE LEASED PREMISES AND ITS OPERATION (WHICH COSTS AND EXPENSES ARE THE SOLE RESPONSIBILITY OF TENANT) EXCEPT THAT LANDLORD WILL BE
RESPONSIBLE FOR DEBT SERVICE ON ANY MORTGAGE ENTERED INTO BY
LANDLORD ON THE LEASED PREMISES.

27.     Additional Provisions:

(a)     LANDLORD WILL PROVIDE Seventy-Five (75) PARKING SPACES .
Please note that ten (10) parking spaces can be relocated by the landlord's discretion.
(b)     NO OUTSIDE STORAGE WILL BE ALLOWED ON ANY PART OF THE LEASED
PREMISES.
(c)     TENANT, AT ITS SOLE COST AND EXPENSE, WILL DO THE FOLLOWING:

1. KEEP THE EXTERIOR OF THE LEASED PREMISES CLEAN AND FREE AND CLEAR OF PAPER AND OTHER DEBRIS SUCH AS BARRELS, PALLETS, ETC., SO AS TO KEEP SAME IN A NEAT AND ORDERLY MANNER;

2. KEEP THE SIDEWALKS AND STEPS OF THE LEASED PREMISES, AND THE PARKING LOT FREE AND CLEAR OF ICE AND SNOW; AND

3.     KEEP THE HEAT ON AT NO LOWER THAN THE MINIMUM NECESSARY TO
PROTECT THE SPRINKLER AND PLUMBING SYSTEMS.

(d) If TENANT FAILS TO PERFORM ITS OBLIGATION REGARDING SECTION 27(C). LANDLORD MAY PERFORM THEM OR CAUSE THEM TO BE PERFORMED, AND BILL TENANT $80.00 PER HOUR FOR LABOR, PLUS AN ADDITIONAL REASONABLE CHARGE FOR USE OF ANY NECESSARY EQUIPMENT, WHICH AMOUNTS WILL BE ADDITIONAL RENT IMMEDIATELY DUE HEREUNDER

(e) LANDLORD WILL BILL TENANT ITS SHARE FOR MAINTENANCE AND REPAIR OF THE LAWNS, SHRUBBERY, DRIVEWAY AND PARKING AREAS.

(f) Tenant will have the right to install solar panels on the entire roof of their leased premises at their expense and upon Landlord's review of engineered drawings and landlords written approval. Tenant's installation of solar panels on the roof will not penetrate the roof membrane and there will be no damage to the existing roof. All repairs to the roof caused directly by Tenant's installation of solar panels on the roof will be at the tenant's sole cost and expense. Solar panels will be allowed to be placed on the premises as mutually agreed by Landlord and Tenant. Tenant also will have the right to install up to 180 linear feet of solar panels on the property as described In Exhibit C subject to obtaining any required municipal approvals. Tenant will have sole ownership of the solar systems, and all of their component parts, in the event such systems are installed by Tenant either on the roof or on the property as described in this paragraph. In the event landlord requires access to the roof for routine maintenance, leak detection or leak repair, Tenant will, upon Landlord's request and at Tenant's sole cost and expense, perform in a timely manner the necessary steps to allow Landlord the proper access.

28. Miscellaneous Terms.
     (i) Notices. Any notice, statement, demand or other communication by one party to the other, shall be given by personal delivery or by mailing the same, postage prepaid, addressed to the Tenant at the Leased Premises, or to the Landlord at the address set forth above.

     (ii) Severability. If any clause or provision herein shall be adjudged invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision, which shall remain in full force and effect.

     (iii) Waiver. The failure of either party to enforce any of the provisions of this lease shall not be considered a waiver of that provision or the right of the party to thereafter enforce the provision.

     (iv) Complete Agreement, This Lease constitutes the entire understanding of the parties with respect to the subject matter hereof any may not be modified except by an instrument in writing and signed by the parties.

     (v) Successors, This Lease is binding on all parties who lawfully succeed to the rights or take the place of the Landlord, or Tenant.

     (vi) Joint and Several. If more than one, all obligations and agreements of Tenant(s) and any general partners of Tenants, if any, shall be joint and several.

Note:   THIS IS MERELY A PROPOSAL AND SAID PROPOSAL DOES NOT BECOME FINAL UNTIL
FULLY EXECUTED BY ALL PARTIES.

IN WITNESS WHEREOF, the parties have set their hands and seals on this 21st day of March 2007.

/s/ Ludlow Properties LLC  3/21/07              /s/ Larry Crawford  3/21/2007
----------------------------------              ------------------------------
Landlord                                        Tenant
Ludlow Properties LLC                           WorldWater & Power Corp.